                                                                    EXHIBIT 12.1

                           CITYSCAPE FINANCIAL CORP.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)





                                                                                                              Three Months Ended
                                                                                                                  March 31,
                                                                                                              ------------------
                                                       1992       1993       1994       1995        1996       1996       1997
                                                      -------    -------    -------    -------    --------    -------    -------
Earnings:
  Earnings before income taxes, minority
    interest and extraordinary items                  $    93    $   323    $ 1,853    $22,765    $ 85,108    $15,797    $27,991
  Plus:
    Interest expense                                      569        676      1,563      4,610      20,224      1,698     16,455
    Portion of rent expense representative of
      interest factor                                      34         35         46        209         602         93        249
                                                      -------    -------    -------    -------    --------    -------    -------
Adjusted Earnings                                         696      1,034      3,462     27,584     105,934     17,588     44,695
                                                      -------    -------    -------    -------    --------    -------    -------
Fixed Charges:
  Interest expense                                        569        676      1,563      4,610      20,224      1,698     16,455
    Portion of rent expense representative of
      interest factor                                      34         35         46        209         602         93        249
                                                      -------    -------    -------    -------    --------    -------    -------
Total fixed charges                                       603        711      1,609      4,819      20,826      1,791     16,704
                                                      -------    -------    -------    -------    --------    -------    -------
Coverage Adequacy                                     $    93    $   323    $ 1,853    $22,765    $ 85,108    $15,797    $27,991
                                                      =======    =======    =======    =======    ========    =======    =======
Coverage Ratio                                           1.15       1.45       2.15       5.72        5.09       9.82       2.68
                                                      =======    =======    =======    =======    ========    =======    =======